Exhibit 99.1

Jet.AI Reports Third Quarter 2024 Financial Results

LAS VEGAS, November 14, 2024 (GLOBE NEWSWIRE) — Jet.AI (the “Company”) (Nasdaq: JTAI), an innovative private aviation and artificial intelligence (“AI”) company, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 and Recent Operational Highlights

●	Authorized $2 million share repurchase program and withdrawal of S-1 registration statement
●	Announced reverse stock split
●	Participated in Corporate Jet Investor Miami 2024
●	Announced new features and advancements to CharterGPT and Reroute AI
●	Participated in the 2024 NBAA Business Aviation Convention & Exhibition
●	Opened new JetLeg.AI app to Beta Testers
●	Announced updates around proprietary software solutions
●	Entered into warrant amendments after successful warrant exchange offer and consent solicitation
●	Launched DynoFlight 2.0 platform, an advanced AI web-based solution for aviation carbon management
●	Completed exchange offer and consent solicitation relating to its outstanding warrants

Management Commentary

Jet.AI Chairman and CEO Mike Winston commented, “We’re seeing strength across our business, with improvements in our key financial metrics both year-over-year and quarter-over-quarter. To make our earnings more predictable, we entered an agreement with Textron Aviation to purchase three Cessna Citation CJ4 jets, which will be delivered in stages—one each in the first, second, and fourth quarters of 2026. This order complements a proposed fleet deal with Bombardier for Challenger 3500 jets, which would be expected a year later in the first, second and third quarters of 2027, respectively. Our plan is to pre-sell shares in fleet aircraft to customers before delivery, maintaining a ‘capital-light’ model in private aviation by reducing upfront costs.”

“We’ve authorized a share buyback, completed a reverse split and pulled a Form S-1 due to its heavy warrant structure. On a related note, we also filed an S-3 as a continuation of our previously disclosed transaction with Ionic Ventures LLC. The Company now expects to regain compliance with NASDAQ’s listing standards by the November 26th deadline.”

Winston also spoke about advancing CharterGPT, the company’s AI-based booking technology. “Over the next few quarters, we aim to develop CharterGPT into an ‘AI agent’ that can handle both the customer-facing and backend aspects of the booking process independently, returning results without extensive human oversight. Expanding sales by hiring more charter brokers isn’t particularly interesting to us, but expanding sales by using AI brokers with only the most crucial moments of human involvement is very interesting. Testing this approach is relatively low-cost and may reveal a product market fit for AI-driven sales.”

Third Quarter 2024 Financial Results

Revenues were $3.9 million, an increase of $0.5 million compared to the same period last year and $0.8 million compared to the prior quarter. The primary reason for the increase was due to additional service revenue arising from the Company entering into an agreement to manage a second customer aircraft in the second quarter of 2024.

Software App and Cirrus Charter revenue, the gross amount of charters booked through CharterGPT and Cirrus, was $2.4 million, an increase of $0.5 million compared to the same period last year.

Management and Other Services revenue, which is comprised of revenues generated from managing and chartering our customer aircrafts, totaled $960,000 compared to $775,000 in the same period last year.

Jet Card and Fractional Programs revenue, which is generated from the sale and use of jet cards and service revenue related to ongoing utilization by the Company’s fractional customers, totaled $547,000 compared to $732,000 in the same period last year.

Cost of revenues totaled $3.9 million compared to $3.2 million in the same period last year. The increase is primarily due to an increase in Cirrus charter flight activity, costs related to the operation of aircraft and payments to Cirrus for their management.

Gross loss totaled approximately $14,000 compared to a gross profit of $170,000 in the same period last year and gross loss of $417,000 in the prior quarter. The result was largely driven by reduced flights performed for the Company’s jet card customers without a corresponding reduction in fixed costs.

Operating expenses totaled $2.9 million compared to $4.4 million in the same period last year. The decrease was primarily due to the improvement in general and administrative, sales & marketing, and research & development expenses.

Operating loss decreased to approximately $2.9 million compared to $4.3 million in the same period last year and $3.2 million in the prior quarter. The improvement was primarily due to the aforementioned reasons above.

As of September 30, 2024, the Company had cash and cash equivalents of approximately $312,000 compared to $528,000 as of June 30, 2024, and $2.5 million of cash and cash equivalents as of today, November 14th, 2024.

About Jet.AI

Jet.AI operates in two segments, Software and Aviation, respectively. The Software segment features the B2C CharterGPT app and the B2B Jet.AI Operator platform. The CharterGPT app uses natural language processing and machine learning to improve the private jet booking experience. The Jet.AI operator platform offers a suite of stand-alone software products to enable FAA Part 135 charter providers to add revenue, maximize efficiency, and reduce environmental impact. The Aviation segment features jet aircraft fractions, jet cards, on-fleet charter, management, and buyer’s brokerage. Jet.AI is an official partner of the Las Vegas Golden Knights, 2023 NHL Stanley Cup® champions. The Company was founded in 2018 and is based in Las Vegas, NV and San Francisco, CA.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, and Jet.AI’s projected future results. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.

Jet.AI Investor Relations:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com

JET.AI, INC.

(FORMERLY JET TOKEN, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2024	2023
	(Unaudited)	(Audited)

Assets
Current assets:
Cash and cash equivalents	$311,883	$2,100,543
Accounts receivable	167,701	96,539
Other current assets	78,403	190,071
Prepaid offering costs	628,006	800,000
Total current assets	1,185,993	3,187,153

Property and equipment, net	5,692	7,604
Intangible assets, net	86,745	73,831
Right-of-use lease asset	1,180,824	1,572,489
Investment in joint venture	100,000	100,000
Deposits and other assets	798,111	798,111
Total assets	$3,357,365	$5,739,188

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,828,259	$1,656,965
Accrued liabilities	3,050,068	2,417,115
Deferred revenue	1,206,869	1,779,794
Operating lease liability	521,625	510,034
Note payable, net	-	321,843
Notes payable - related party, net	-	266,146
Total current liabilities	6,606,821	6,951,897

Lease liability, net of current portion	628,649	1,021,330
Redeemable preferred stock	1,150,012	1,702,000
Total liabilities	8,385,482	9,675,227

Commitments and contingencies (Note 2 and 5)	-	-

Stockholders’ Deficit
Preferred Stock, 4,000,000 shares authorized, par value $0.0001, 0 issued and outstanding	-	-
Series B Convertible Preferred Stock, 5,000 shares authorized, par value $0.0001, 200 and 0 issued and outstanding	-	-
Common stock, 200,000,000 shares authorized, par value $0.0001,148,836 and 43,353 issued and outstanding	14	4
Subscription receivable	(6,724)	(6,724)
Additional paid-in capital	44,122,723	35,343,069
Accumulated deficit	(49,144,130)	(39,272,388)
Total stockholders’ deficit	(5,028,117)	(3,936,039)
Total liabilities and stockholders’ deficit	$3,357,365	$5,739,188

JET.AI, INC.

(FORMERLY JET TOKEN, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenues	$3,917,393	$3,367,189	$10,849,875	$8,035,505

Cost of revenues	3,931,279	3,196,748	11,405,113	8,140,905

Gross (loss) profit	(13,886)	170,441	(555,238)	(105,400)

Operating Expenses:
General and administrative (including stock-based compensation of $1,313,358, $2,669,071, $3,714,404, and $5,424,158, respectively)	2,746,783	4,231,142	7,956,830	8,834,864
Sales and marketing	83,310	156,991	632,380	380,699
Research and development	37,959	48,823	107,901	113,778
Total operating expenses	2,868,052	4,436,956	8,697,111	9,329,341

Operating loss	(2,881,938)	(4,266,515)	(9,252,349)	(9,434,741)

Other expense (income):
Interest expense	-	24,095	79,314	24,095
Other income	(56)	(51)	(176)	(51)
Total other expense (income)	(56)	24,044	79,138	24,044

Loss before provision for income taxes	(2,881,882)	(4,290,559)	(9,331,487)	(9,458,785)

Provision for income taxes	-	-	-	-

Net Loss	$(2,881,882)	$(4,290,559)	$(9,331,487)	$(9,458,785)

Deemed dividend from warrant exchange offer	(540,255)	-	(540,255)	-
Cumulative preferred stock dividends	(18,708)	-	(78,163)	-

Net Loss to common stockholders	$(3,440,845)	$(4,290,559)	$(9,949,905)	$(9,458,785)

Weighted average shares outstanding - basic and diluted	78,523	31,192	71,791	23,800
Net loss per share - basic and diluted	$(43.82)	$(137.55)	$(138.60)	$(397.43)

JET.AI, INC.

(FORMERLY JET TOKEN, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,331,487)	$(9,458,785
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	1,920	101,439
Amortization of debt discount	80,761	20,833
Stock-based compensation	3,714,404	5,424,158
Non-cash operating lease costs	391,665	380,416
Changes in operating assets and liabilities:
Accounts receivable	(71,162)	17,977
Other current assets	111,668	(24,019
Accounts payable	410,766	790,530
Accrued liabilities	804,947	(126,103
Deferred revenue	(572,925)	498,765
Operating lease liability	(381,090)	(369,841
Net cash used in operating activities	(4,840,533)	(2,744,630

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(4,339
Purchase of intangible assets	(12,922)	(30,056
Investment in joint venture	-	(100,000
Deposits and other assets	-	(35,135
Net cash used in investing activities	(12,922)	(169,530

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds - notes payable, net of discount	-	275,000
Proceeds - related party notes payable, net of discount	-	225,000
Repayments - notes payable	(371,250)	-
Repayments - related party notes payable	(297,500)	-
Offering costs	(236,233)	(437,665
Exercise of warrants	742,474	-
Proceeds from sale of Series B Preferred Stock	1,500,025	-
Proceeds from sale of Common Stock	1,727,279	1,607,450
Proceeds from business combination	-	620,893
Net cash provided by financing activities	3,064,795	2,290,678

Decrease in cash and cash equivalents	(1,788,660)	(623,482
Cash and cash equivalents, beginning of period	2,100,543	1,527,391
Cash and cash equivalents, end of period	$311,883	$903,909

Supplemental disclosures of cash flow information:
Cash paid for interest	$79,314	$-
Cash paid for income taxes	$-	$-

Non cash financing activities:
Subscription receivable from sale of Common Stock	$-	$6,724
Issuance of Common Stock for settlement of accounts payable	$239,472	$-
Issuance of Common Stock from warrant exchange	$540,255	$-
Series A Preferred Stock conversion	$551,988	$-
Increase in accounts payable due to Business Combination	$-	$1,047,438
Increase in redeemable preferred stock due to Business Combination	$-	$1,702,000
Increase in prepaid offering costs and accounts payable	$-	$800,000
Decrease in prepaid offering costs and accrued liabilities from issuance of common stock	$172,200	$-